Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Third Quarter 2022

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
WLT	Watermark Lodging Trust, Inc.
Managed Programs	CPA:18 – Global (prior to the CPA:18 Merger on August 1, 2022) and CESH
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
ASC	Accounting Standards Codification
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
LIBOR	London Interbank Offered Rate
CPA:18 Merger	Our merger with CPA:18 – Global, which was completed on August 1, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Third Quarter 2022

W. P. Carey Inc.
Overview – Third Quarter 2022

Summary Metrics
As of or for the three months ended September 30, 2022.

Financial Results
	Segment
	Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$382,081	$1,541	$383,622
Net income (loss) attributable to W. P. Carey ($000s)	111,375	(6,447)	104,928
Net income (loss) attributable to W. P. Carey per diluted share	0.54	(0.03)	0.51
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	345,070	N/A	345,070
Adjusted EBITDA ($000s) (a) (b)	346,935	640	347,575
AFFO attributable to W. P. Carey ($000s) (a) (b)	273,567	4,155	277,722
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.34	0.02	1.36

Dividends declared per share – current quarter			1.061
Dividends declared per share – current quarter annualized			4.244
Dividend yield – annualized, based on quarter end share price of $69.80			6.1%
Dividend payout ratio – for the nine months ended September 30, 2022 (c)			79.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $69.80 ($000s)			$14,520,684
Pro rata net debt ($000s) (d)			7,734,683
Enterprise value ($000s)			22,255,367

Total consolidated debt ($000s)			7,783,343
Gross assets ($000s) (e)			19,360,582
Liquidity ($000s) (f)			2,164,696

Pro rata net debt to enterprise value (b)			34.8%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.6x
Total consolidated debt to gross assets			40.2%
Total consolidated secured debt to gross assets			6.0%
Cash interest expense coverage ratio (a)			6.7x

Weighted-average interest rate (b)			3.0%
Weighted-average debt maturity (years) (b)			4.6

Moody's Investors Service – issuer rating			Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (positive)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,333,741
ABR – unencumbered portfolio (% / $000s) (g) (h)		88.6% /	$1,181,402
Number of net-leased properties			1,428
Number of operating properties (i)			87
Number of tenants – net-leased properties			391

ABR from top ten tenants as a % of total ABR – net-leased properties			18.0%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			31.5%
Contractual same store growth (k)			3.4%

Net-leased properties – square footage (millions)			174.9

Occupancy – net-leased properties			98.9%
Weighted-average lease term (years)			10.9

Investment volume – current quarter ($000s)			$474,769
Dispositions – current quarter ($000s)			56,743

Maximum commitment for capital investments and commitments expected to be completed during 2022 ($000s)			37,719
Construction loan funding expected to be completed during 2022 ($000s)			25,902
Total capital investments, commitments and construction loan funding expected to be completed during 2022 ($000s)			63,621
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Third Quarter 2022

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $983.0 million and above-market rent intangible assets of $496.4 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, (iii) available proceeds under our forward sale agreements (based on 2,587,500 remaining shares and a net offering price of $71.81 per share as of September 30, 2022, which will be updated at each quarter end) and (iv) available proceeds under our “at-the-market” forward sale agreements (based on 5,538,037 remaining shares and a net offering price of $82.29 per share as of September 30, 2022, which will be updated at each quarter end).
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 84 self-storage properties, two student housing properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of September 30, 2022. Includes tenants or guarantors with investment grade ratings (24.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.2%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same Store Analysis section for a description of contractual same store growth.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Third Quarter 2022

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Sep. 30, 2022	Annualized
Normalized pro rata cash NOI (a) (b)	$345,070	$1,380,280
Components of normalized pro rata cash NOI:
Net lease normalized pro rata cash NOI	326,388	1,305,552
Self-storage and other operating properties normalized pro rata cash NOI (c)	18,682	74,728

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Sep. 30, 2022
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$204,847
Cash and cash equivalents		186,417
Las Vegas retail complex construction loan (e)		169,896
Other secured loans receivable, net		39,250
Due from affiliates		602
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$366,339
Straight-line rent adjustments		272,781
Investment in common shares of WLT		76,790
Securities and derivatives		71,329
Restricted cash, including escrow		63,596
Office lease right-of-use assets, net		57,492
Deferred charges		55,771
Taxes receivable		53,935
Non-rent tenant and other receivables		52,987
Prepaid expenses		20,239
Deferred income taxes		17,093
Leasehold improvements, furniture and fixtures		14,984
Rent receivables (f)		3,768
Investment in shares of Guggenheim Credit Income Fund		2,714
Other intangible assets, net		660
Other		15,621
Total other assets, net		$1,146,099

Liabilities
Total pro rata debt outstanding (b) (g)		$7,921,100
Dividends payable		224,302
Deferred income taxes		174,276
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$160,720
Operating lease liabilities		143,807
Prepaid and deferred rents		127,220
Tenant security deposits		64,914
Accrued taxes payable		42,281
Other		55,197
Total accounts payable, accrued expenses and other liabilities		$594,139

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Third Quarter 2022

		Three Months Ended Sep. 30, 2022
Investment Management
Adjusted EBITDA (a) (b)		$640
Selected Components of Adjusted EBITDA: (h)
Asset management revenue (i) (j)		$346

Other	Ownership %	Estimated Value
Ownership in CESH:
CESH (k)	2.4%	$1,013
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include two student housing properties and one hotel.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which was entered into in June 2021 and is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were substantially collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $37.5 million and unamortized deferred financing costs totaling $26.4 million as of September 30, 2022.
(h)We were entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global (as defined in its operating partnership agreement), prior to the CPA:18 Merger on August 1, 2022. Such distributions of Available Cash totaled $3.3 million for the three months ended September 30, 2022, representing four months of activity since the CPA:18 Merger closed on August 1, 2022 and distributions of Available Cash are paid in arrears. We no longer receive this distribution of Available Cash following the CPA:18 Merger and it is not included in the tables above.
(i)Represents asset management revenue from CESH, based on 1% of gross assets under management at fair value, per annum. Average assets under management (of current quarter and prior quarter) was $166.3 million as of September 30, 2022.
(j)Asset management revenue for the three months ended September 30, 2022 excludes $0.9 million from CPA:18 – Global prior to the CPA:18 Merger on August 1, 2022.
(k)We own limited partnership units of CESH. The value above reflects its private placement price, net of cash distributions. We do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Third Quarter 2022

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Third Quarter 2022

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Revenues
Real Estate:
Lease revenues	$331,902	$314,354	$307,725	$305,093	$298,616
Income from direct financing leases and loans receivable	20,637	17,778	18,379	15,637	16,754
Operating property revenues	21,350	5,064	3,865	4,004	4,050
Lease termination income and other (a)	8,192	2,591	14,122	45,590	1,421
	382,081	339,787	344,091	370,324	320,841
Investment Management:
Asset management and other revenue	1,197	3,467	3,420	3,571	3,872
Reimbursable costs from affiliates	344	1,143	927	985	1,041
	1,541	4,610	4,347	4,556	4,913
	383,622	344,397	348,438	374,880	325,754
Operating Expenses
Depreciation and amortization	132,181	115,080	115,393	135,662	115,657
Impairment charges — Investment Management goodwill (b)	29,334	—	—	—	—
General and administrative	22,299	20,841	23,084	19,591	19,750
Reimbursable tenant costs	18,874	16,704	16,960	16,475	15,092
Merger and other expenses (c)	17,667	1,984	(2,322)	(563)	(908)
Property expenses, excluding reimbursable tenant costs	11,244	11,851	13,779	11,466	13,734
Operating property expenses	9,357	3,191	2,787	2,887	3,001
Stock-based compensation expense	5,511	9,758	7,833	6,091	4,361
Reimbursable costs from affiliates	344	1,143	927	985	1,041
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
	246,811	186,758	198,620	200,539	188,029
Other Income and Expenses
Interest expense	(59,022)	(46,417)	(46,053)	(47,208)	(48,731)
Gain on change in control of interests (d)	33,931	—	—	—	—
Other gains and (losses) (e)	(15,020)	(21,746)	35,745	(28,461)	49,219
Earnings (losses) from equity method investments (f)	11,304	7,401	4,772	(6,675)	5,735
Non-operating income (g)	9,263	5,974	8,546	3,156	1,283
(Loss) gain on sale of real estate, net	(4,736)	31,119	11,248	9,511	1,702
	(24,280)	(23,669)	14,258	(69,677)	9,208
Income before income taxes	112,531	133,970	164,076	104,664	146,933
Provision for income taxes	(8,263)	(6,252)	(7,083)	(5,052)	(8,347)
Net Income	104,268	127,718	156,993	99,612	138,586
Net loss (income) attributable to noncontrolling interests	660	(40)	2	(50)	(39)
Net Income Attributable to W. P. Carey	$104,928	$127,678	$156,995	$99,562	$138,547

Basic Earnings Per Share	$0.52	$0.66	$0.82	$0.53	$0.75
Diluted Earnings Per Share	$0.51	$0.66	$0.82	$0.53	$0.74
Weighted-Average Shares Outstanding
Basic	203,093,553	194,019,451	191,911,414	187,630,036	185,422,639
Diluted	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478

Dividends Declared Per Share	$1.061	$1.059	$1.057	$1.055	$1.052
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(d)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Third Quarter 2022

(e)Amount for the three months ended September 30, 2022 is primarily comprised of net loss on foreign currency exchange rate movements of $(36.4) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(f)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(g)Amount for the three months ended September 30, 2022 is comprised of realized gains on foreign currency exchange derivatives of $8.7 million and interest income on deposits and loans to affiliates of $0.6 million.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Third Quarter 2022

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Revenues
Lease revenues	$331,902	$314,354	$307,725	$305,093	$298,616
Income from direct financing leases and loans receivable	20,637	17,778	18,379	15,637	16,754
Operating property revenues	21,350	5,064	3,865	4,004	4,050
Lease termination income and other (a)	8,192	2,591	14,122	45,590	1,421
	382,081	339,787	344,091	370,324	320,841
Operating Expenses
Depreciation and amortization	132,181	115,080	115,393	135,662	115,657
General and administrative	22,299	20,841	23,084	19,591	19,750
Reimbursable tenant costs	18,874	16,704	16,960	16,475	15,092
Merger and other expenses (b)	17,667	1,984	(2,325)	(599)	(908)
Property expenses, excluding reimbursable tenant costs	11,244	11,851	13,779	11,466	13,734
Operating property expenses	9,357	3,191	2,787	2,887	3,001
Stock-based compensation expense	5,511	9,758	7,833	6,091	4,361
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
	217,133	185,615	197,690	199,518	186,988
Other Income and Expenses
Interest expense	(59,022)	(46,417)	(46,053)	(47,208)	(48,731)
Other gains and (losses) (c)	(13,960)	(20,155)	34,418	(27,131)	48,172
Gain on change in control of interests (d)	11,405	—	—	—	—
Non-operating income	9,264	5,975	8,542	3,158	1,283
(Loss) gain on sale of real estate, net	(4,736)	31,119	11,248	9,511	1,702
Earnings (losses) from equity method investments in real estate (e)	6,447	4,529	(787)	(9,121)	2,445
	(50,602)	(24,949)	7,368	(70,791)	4,871
Income before income taxes	114,346	129,223	153,769	100,015	138,724
Provision for income taxes	(3,631)	(5,955)	(6,913)	(5,331)	(7,827)
Net Income from Real Estate	110,715	123,268	146,856	94,684	130,897
Net loss (income) attributable to noncontrolling interests	660	(40)	2	(50)	(39)
Net Income from Real Estate Attributable to W. P. Carey	$111,375	$123,228	$146,858	$94,634	$130,858

Basic Earnings Per Share	$0.55	$0.64	$0.77	$0.50	$0.71
Diluted Earnings Per Share	$0.54	$0.64	$0.77	$0.50	$0.70
Weighted-Average Shares Outstanding
Basic	203,093,553	194,019,451	191,911,414	187,630,036	185,422,639
Diluted	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Amount for the three months ended September 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(36.3) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(e)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Third Quarter 2022

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Revenues
Asset management and other revenue	$1,197	$3,467	$3,420	$3,571	$3,872
Reimbursable costs from affiliates	344	1,143	927	985	1,041
	1,541	4,610	4,347	4,556	4,913
Operating Expenses
Impairment charges — Investment Management goodwill (a)	29,334	—	—	—	—
Reimbursable costs from affiliates	344	1,143	927	985	1,041
Merger and other expenses	—	—	3	36	—
	29,678	1,143	930	1,021	1,041
Other Income and Expenses
Gain on change in control of interests (b)	22,526	—	—	—	—
Earnings from equity method investments in the Managed Programs	4,857	2,872	5,559	2,446	3,290
Other gains and (losses)	(1,060)	(1,591)	1,327	(1,330)	1,047
Non-operating (loss) income	(1)	(1)	4	(2)	—
	26,322	1,280	6,890	1,114	4,337
(Loss) income before income taxes	(1,815)	4,747	10,307	4,649	8,209
(Provision for) benefit from income taxes	(4,632)	(297)	(170)	279	(520)
Net (Loss) Income from Investment Management Attributable to W. P. Carey	$(6,447)	$4,450	$10,137	$4,928	$7,689

Basic (Loss) Earnings Per Share	$(0.03)	$0.02	$0.05	$0.03	$0.04
Diluted (Loss) Earnings Per Share	$(0.03)	$0.02	$0.05	$0.03	$0.04
Weighted-Average Shares Outstanding
Basic	203,093,553	194,019,451	191,911,414	187,630,036	185,422,639
Diluted	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Third Quarter 2022

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net income attributable to W. P. Carey	$104,928	$127,678	$156,995	$99,562	$138,547
Adjustments:
Depreciation and amortization of real property	131,628	114,333	114,646	134,149	114,204
Gain on change in control of interests (a)	(33,931)	—	—	—	—
Impairment charges — Investment Management goodwill (b)	29,334	—	—	—	—
Loss (gain) on sale of real estate, net	4,736	(31,119)	(11,248)	(9,511)	(1,702)
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
Proportionate share of adjustments to earnings from equity method investments (c) (d)	2,242	2,934	7,683	15,183	3,290
Proportionate share of adjustments for noncontrolling interests (e)	(189)	(4)	(4)	(4)	(4)
Total adjustments	133,820	92,350	131,256	147,762	132,089
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	238,748	220,028	288,251	247,324	270,636
Adjustments:
Merger and other expenses (g)	17,667	1,984	(2,322)	(563)	(908)
Other (gains) and losses (h)	15,020	21,746	(35,745)	28,461	(49,219)
Straight-line and other leasing and financing adjustments (i)	(14,326)	(14,492)	(10,847)	(53,380)	(10,823)
Above- and below-market rent intangible lease amortization, net	11,186	10,548	11,004	15,082	12,004
Stock-based compensation	5,511	9,758	7,833	6,091	4,361
Amortization of deferred financing costs	5,223	3,147	3,128	3,239	3,424
Tax expense (benefit) – deferred and other	1,163	(355)	(1,242)	(2,507)	(290)
Other amortization and non-cash items	359	530	552	560	557
Proportionate share of adjustments to earnings from equity method investments (d)	(2,156)	1,486	(1,781)	1,303	988
Proportionate share of adjustments for noncontrolling interests (e)	(673)	(6)	(5)	(5)	(6)
Total adjustments	38,974	34,346	(29,425)	(1,719)	(39,912)
AFFO Attributable to W. P. Carey (f)	$277,722	$254,374	$258,826	$245,605	$230,724

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$238,748	$220,028	$288,251	$247,324	$270,636
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.17	$1.13	$1.50	$1.31	$1.45
AFFO attributable to W. P. Carey (f)	$277,722	$254,374	$258,826	$245,605	$230,724
AFFO attributable to W. P. Carey per diluted share (f)	$1.36	$1.31	$1.35	$1.30	$1.24
Diluted weighted-average shares outstanding	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478
________
(a)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(h)Amount for the three months ended September 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(36.4) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million.
(i)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Third Quarter 2022

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net income from Real Estate attributable to W. P. Carey	$111,375	$123,228	$146,858	$94,634	$130,858
Adjustments:
Depreciation and amortization of real property	131,628	114,333	114,646	134,149	114,204
Gain on change in control of interests (a)	(11,405)	—	—	—	—
Loss (gain) on sale of real estate, net	4,736	(31,119)	(11,248)	(9,511)	(1,702)
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
Proportionate share of adjustments to earnings from equity method investments (b) (c)	2,242	2,934	7,683	15,183	3,290
Proportionate share of adjustments for noncontrolling interests (d)	(189)	(4)	(4)	(4)	(4)
Total adjustments	127,012	92,350	131,256	147,762	132,089
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	238,387	215,578	278,114	242,396	262,947
Adjustments:
Merger and other expenses (f)	17,667	1,984	(2,325)	(599)	(908)
Straight-line and other leasing and financing adjustments (g)	(14,326)	(14,492)	(10,847)	(53,380)	(10,823)
Other (gains) and losses (h)	13,960	20,155	(34,418)	27,131	(48,172)
Above- and below-market rent intangible lease amortization, net	11,186	10,548	11,004	15,082	12,004
Stock-based compensation	5,511	9,758	7,833	6,091	4,361
Amortization of deferred financing costs	5,223	3,147	3,128	3,239	3,424
Tax (benefit) expense – deferred and other	(2,789)	(324)	(1,189)	(1,851)	(700)
Other amortization and non-cash items	359	530	552	560	557
Proportionate share of adjustments to earnings from equity method investments (c)	(938)	368	167	325	1,761
Proportionate share of adjustments for noncontrolling interests (d)	(673)	(6)	(5)	(5)	(6)
Total adjustments	35,180	31,668	(26,100)	(3,407)	(38,502)
AFFO Attributable to W. P. Carey – Real Estate (e)	$273,567	$247,246	$252,014	$238,989	$224,445

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$238,387	$215,578	$278,114	$242,396	$262,947
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.17	$1.11	$1.45	$1.29	$1.41
AFFO attributable to W. P. Carey – Real Estate (e)	$273,567	$247,246	$252,014	$238,989	$224,445
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.34	$1.27	$1.31	$1.27	$1.21
Diluted weighted-average shares outstanding	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478
________
(a)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(b)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(g)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(h)Amount for the three months ended September 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(36.3) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Third Quarter 2022

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net (loss) income from Investment Management attributable to W. P. Carey	$(6,447)	$4,450	$10,137	$4,928	$7,689
Adjustments:
Impairment charges — Investment Management goodwill (a)	29,334	—	—	—	—
Gain on change in control of interests (b)	(22,526)	—	—	—	—
Total adjustments	6,808	—	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	361	4,450	10,137	4,928	7,689
Adjustments:
Tax expense (benefit) – deferred and other	3,952	(31)	(53)	(656)	410
Other (gains) and losses	1,060	1,591	(1,327)	1,330	(1,047)
Merger and other expenses	—	—	3	36	—
Proportionate share of adjustments to earnings from equity method investments (d)	(1,218)	1,118	(1,948)	978	(773)
Total adjustments	3,794	2,678	(3,325)	1,688	(1,410)
AFFO Attributable to W. P. Carey – Investment Management (c)	$4,155	$7,128	$6,812	$6,616	$6,279

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$361	$4,450	$10,137	$4,928	$7,689
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.02	$0.05	$0.02	$0.04
AFFO attributable to W. P. Carey – Investment Management (c)	$4,155	$7,128	$6,812	$6,616	$6,279
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.02	$0.04	$0.04	$0.03	$0.03
Diluted weighted-average shares outstanding	204,098,116	194,763,695	192,416,642	188,317,117	186,012,478
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Third Quarter 2022

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended September 30, 2022.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,921	$(255)	$(4,719)	(c)
Income from direct financing leases and loans receivable	—	—	445
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,418	—	—
Student housing revenues	—	(106)	—
Lease termination income and other	243	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,127	(193)	(133,562)	(d)
Impairment charges — Investment Management goodwill	—	—	(29,334)	(e)
General and administrative	1	—	—
Reimbursable tenant costs	497	(40)	—
Merger and other expenses	—	(133)	(17,534)	(f)
Property expenses, excluding reimbursable tenant costs	243	(10)	(350)	(g)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	824	(8)	(28)
Student housing expenses	—	(43)	—
Stock-based compensation expense	—	—	(5,511)	(g)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Interest expense	(897)	110	5,214	(h)
Gain on change in control of interests	—	—	(33,931)	(i)
Gain on sale of real estate, net	—	(4)	4,740
Earnings from equity method investments:
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Income related to joint ventures	(3,990)	—	194	(j)
Income related to our ownership in the Managed Programs	—	—	(1,218)
Non-operating income	—	—	—
Other gains and (losses)	(12)	38	14,994	(k)

Provision for income taxes	9	(18)	1,237	(l)
Net income attributable to noncontrolling interests	—	(192)	(481)
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $11.2 million and the elimination of non-cash amounts related to straight-line rent and other of $15.9 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(f)Primarily comprised of costs incurred in connection with the CPA:18 Merger.
(g)Adjustment to exclude a non-cash item.
(h)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(i)Adjustment to exclude gain on change in control of interests recognized in connection with the CPA:18 Merger.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Third Quarter 2022

(j)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(k)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(l)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 14

W. P. Carey Inc.
Financial Results – Third Quarter 2022

Capital Expenditures
In thousands. For the three months ended September 30, 2022.

Tenant Improvements and Leasing Costs
Tenant improvements	$1,657
Leasing costs	2,721
Tenant Improvements and Leasing Costs	4,378

Maintenance Capital Expenditures
Net-lease properties	1,803
Operating properties	409
Maintenance Capital Expenditures	2,212

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$6,590

Non-Maintenance Capital Expenditures
Net-lease properties	$326
Operating properties	—
Non-Maintenance Capital Expenditures	$326

Other Capital Expenditures
Net-lease properties	$1,206
Operating properties	—
Other Capital Expenditures	$1,206

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization
Third Quarter 2022

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2022

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	September 30, 2022	December 31, 2021
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,862,423	$11,791,734
Land, buildings and improvements — operating properties	1,084,524	83,673
Net investments in direct financing leases and loans receivable	781,345	813,577
In-place lease intangible assets and other	2,578,236	2,386,000
Above-market rent intangible assets	840,943	843,410
Investments in real estate	18,147,471	15,918,394
Accumulated depreciation and amortization (a)	(3,065,161)	(2,889,294)
Assets held for sale, net	38,578	8,269
Net investments in real estate	15,120,888	13,037,369
Equity method investments (b)	297,665	356,637
Cash and cash equivalents	186,417	165,427
Due from affiliates	602	1,826
Other assets, net	1,146,099	1,017,842
Goodwill	1,023,171	901,529
Total assets	$17,774,842	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,651,865	$5,701,913
Unsecured term loans, net	506,004	310,583
Unsecured revolving credit facility	462,660	410,596
Non-recourse mortgages, net	1,162,814	368,524
Debt, net	7,783,343	6,791,616
Accounts payable, accrued expenses and other liabilities	594,139	572,846
Below-market rent and other intangible liabilities, net	184,885	183,286
Deferred income taxes	174,276	145,572
Dividends payable	224,302	203,859
Total liabilities	8,960,945	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 208,032,718 and 190,013,751 shares, respectively, issued and outstanding	208	190
Additional paid-in capital	11,510,303	9,977,686
Distributions in excess of accumulated earnings	(2,470,261)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(298,057)	(221,670)
Total stockholders' equity	8,799,205	7,581,785
Noncontrolling interests	14,692	1,666
Total equity	8,813,897	7,583,451
Total liabilities and equity	$17,774,842	$15,480,630
________
(a)Includes $1.6 billion and $1.5 billion of accumulated depreciation on buildings and improvements as of September 30, 2022 and December 31, 2021, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of September 30, 2022 and December 31, 2021, respectively.
(b)Our equity method investments in real estate totaled $295.3 million and $291.9 million as of September 30, 2022 and December 31, 2021, respectively. Our equity method investments in the Managed Programs totaled $2.3 million and $64.7 million as of September 30, 2022 and December 31, 2021, respectively.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2022

Capitalization
In thousands, except share and per share amounts. As of September 30, 2022.

Description	Shares	Share Price	Market Value
Equity
Common equity	208,032,718	$69.80	$14,520,684
Preferred equity			—
Total Equity Market Capitalization			14,520,684

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,248,238
Unsecured term loans (due February 20, 2025)			507,652
Unsecured revolving credit facility (due February 20, 2025)			462,660
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			487,400
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			487,400
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			487,400
Due April 15, 2028 (EUR)			487,400
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			146,220
Due June 1, 2030 (EUR)			511,770
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			194,960
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			7,921,100

Total Capitalization			$22,441,784
________
(a)Excludes unamortized discount, net totaling $37.5 million and unamortized deferred financing costs totaling $26.4 million as of September 30, 2022.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2022

Debt Overview
Dollars in thousands. Pro rata. As of September 30, 2022.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$682,530	4.8%	$137,389	2.6%	$78,200	5.7%	$898,119	11.4%	4.6%	2.2
Variable:
Floating	25,770	4.6%	92,539	2.1%	73,164	6.5%	191,473	2.4%	4.1%	0.9
Swapped	35,176	4.7%	113,205	2.5%	—	—%	148,381	1.9%	3.0%	1.6
Capped	—	—%	10,265	1.6%	—	—%	10,265	0.1%	1.6%	0.8
Total Pro Rata Non-Recourse Debt	743,476	4.8%	353,398	2.4%	151,364	6.1%	1,248,238	15.8%	4.3%	2.0

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	6.3%	4.6%	1.5
Due July 19, 2024	—	—%	487,400	2.3%	—	—%	487,400	6.1%	2.3%	1.8
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.7%	4.0%	2.3
Due April 9, 2026	—	—%	487,400	2.3%	—	—%	487,400	6.1%	2.3%	3.5
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.4%	4.3%	4.0
Due April 15, 2027	—	—%	487,400	2.1%	—	—%	487,400	6.2%	2.1%	4.5
Due April 15, 2028	—	—%	487,400	1.4%	—	—%	487,400	6.2%	1.4%	5.5
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.1%	3.9%	6.8
Due September 28, 2029	—	—%	146,220	3.4%	—	—%	146,220	1.8%	3.4%	7.0
Due June 1, 2030	—	—%	511,770	1.0%	—	—%	511,770	6.5%	1.0%	7.7
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.3%	2.4%	8.4
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.4%	2.5%	9.3
Due September 28, 2032	—	—%	194,960	3.7%	—	—%	194,960	2.5%	3.7%	10.0
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.4%	2.3%	10.5
Total Senior Unsecured Notes	2,900,000	3.4%	2,802,550	2.0%	—	—%	5,702,550	72.0%	2.7%	5.6
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	209,582	0.9%	298,070	3.1%	507,652	6.4%	2.2%	2.4
Unsecured revolving credit facility (due February 20, 2025) (e)	446,000	3.7%	—	—%	16,660	2.4%	462,660	5.8%	3.7%	2.4
Total Recourse Debt	3,346,000	3.4%	3,012,132	1.9%	314,730	3.0%	6,672,862	84.2%	2.7%	5.1

Total Pro Rata Debt Outstanding	$4,089,476	3.7%	$3,365,530	2.0%	$466,094	4.0%	$7,921,100	100.0%	3.0%	4.6
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $37.5 million and unamortized deferred financing costs totaling $26.4 million as of September 30, 2022.
(d)We incurred interest at SONIA plus 0.85% or EURIBOR plus 0.85% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.775% or TIBOR plus 0.775%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of September 30, 2022.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2022

Debt Maturity
Dollars in thousands. Pro rata. As of September 30, 2022.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2022	3	$10,014	6.1%	$85,750	$85,750	1.1%
2023	26	55,691	3.8%	401,560	409,536	5.2%
2024	51	32,539	3.8%	225,099	234,410	3.0%
2025	47	35,194	4.3%	356,534	375,019	4.7%
2026	20	17,128	4.9%	96,945	116,465	1.5%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,054	6.0%	—	2,984	—%
2039	1	719	5.3%	—	2,624	—%
Total Pro Rata Non-Recourse Debt	150	$152,339	4.3%	$1,187,338	1,248,238	15.8%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	6.3%
Due July 19, 2024 (EUR)			2.3%		487,400	6.1%
Due February 1, 2025 (USD)			4.0%		450,000	5.7%
Due April 9, 2026 (EUR)			2.3%		487,400	6.1%
Due October 1, 2026 (USD)			4.3%		350,000	4.4%
Due April 15, 2027 (EUR)			2.1%		487,400	6.2%
Due April 15, 2028 (EUR)			1.4%		487,400	6.2%
Due July 15, 2029 (USD)			3.9%		325,000	4.1%
Due September 28, 2029 (EUR)			3.4%		146,220	1.8%
Due June 1, 2030 (EUR)			1.0%		511,770	6.5%
Due February 1, 2031 (USD)			2.4%		500,000	6.3%
Due February 1, 2032 (USD)			2.5%		350,000	4.4%
Due September 28, 2032 (EUR)			3.7%		194,960	2.5%
Due April 1, 2033 (USD)			2.3%		425,000	5.4%
Total Senior Unsecured Notes			2.7%		5,702,550	72.0%
Variable:
Unsecured term loans (due February 20, 2025) (d)			2.2%		507,652	6.4%
Unsecured revolving credit facility (due February 20, 2025) (e)			3.7%		462,660	5.8%
Total Recourse Debt			2.7%		6,672,862	84.2%

Total Pro Rata Debt Outstanding			3.0%		$7,921,100	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $37.5 million and unamortized deferred financing costs totaling $26.4 million as of September 30, 2022.
(d)We incurred interest at SONIA plus 0.85% or EURIBOR plus 0.85% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.775% or TIBOR plus 0.775%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of September 30, 2022.

Investing for the long runTM | 20

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2022

Senior Unsecured Notes
As of September 30, 2022.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB	Positive	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Sep. 30, 2022
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	38.7%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	5.8%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.8x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	251.0%

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate
Third Quarter 2022

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Sep. 30, 2022	Total Funded Through Sep. 30, 2022	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Berry Global Inc. (2 properties)	Various, USA	Renovation	Industrial	Q4 2022	N/A	17	$—	$—	$20,000	$20,000
COOP Danmark A/S (5 properties) (c) (d)	Various, Denmark	Purchase Commitment	Retail	Q4 2022	63,055	15	—	—	17,719	17,719
Expected Completion Date 2022 Total					63,055	16	—	—	37,719	37,719

Outfront Media, LLC (5 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	1,508	5,680	142	5,822
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (c)	Various, Germany	Renovation	Retail	Q2 2023	N/A	14	—	—	2,047	2,047
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q3 2023	120,000	10	—	—	21,900	21,900
Unchained Labs, LLC	Pleasanton, CA	Redevelopment	Laboratory	Q3 2023	N/A	16	—	—	13,897	13,897
National Coatings & Supplies, Inc.	Nashville, TN	Expansion	Warehouse	Q4 2023	13,500	17	—	—	2,100	2,100
Expected Completion Date 2023 Total					133,500	15	1,508	5,680	40,086	45,766

Fraikin SAS (c)	Various, France	Renovation	Industrial	Q4 2024	N/A	17	—	—	6,726	6,726
Expected Completion Date 2024 Total					N/A	17	—	—	6,726	6,726

Capital Investments and Commitments Total					196,555	16	$1,508	$5,680	$84,531	$90,211
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Commitment amounts are based on the applicable exchange rate at period end.
(d)Properties are expected to be acquired upon completion of renovations.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the nine months ended September 30, 2022.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q22
Balcan Innovations Inc.	Pleasant Prairie, WI	Industrial	Jan-22	$20,024	Sale-leaseback	20	175,168
Memora Servicios Funerarios S.L (26 properties) (b)	Various, Spain	Funeral Home	Feb-22	146,364	Sale-leaseback	30	370,204
COOP Danmark A/S (8 properties) (b)	Various, Denmark	Retail	Feb-22	33,976	Sale-leaseback	15	121,263
Metra S.p.A. (b)	Laval, Canada	Industrial	Feb-22	21,459	Sale-leaseback	25	162,600
Chattem, Inc. (c)	Chattanooga, TN	Warehouse	Mar-22	43,198	Acquisition	7	689,450
Orgill, Inc.	Hurricane, UT	Warehouse	Mar-22	20,000	Expansion	20	427,680
Jumbo Food Groep B.V. (b)	Breda, Netherlands	Warehouse	Mar-22	4,721	Expansion	14	41,893
1Q22 Total				289,742		23	1,988,258

2Q22
Henkel AG & Co.	Bowling Green, KY	Warehouse	Apr-22	69,475	Renovation	15	N/A
Innophos Holdings, Inc. (6 properties)	Various, United States (4 properties), Canada (1 property), and Mexico (1 property)	Industrial	Apr-22; May-22	80,595	Sale-leaseback	25	1,169,654
Highline Warren LLC (6 properties)	Various, United States	Industrial; Warehouse	May-22	110,381	Sale-leaseback	24	1,578,198
COOP Danmark A/S (10 properties) (b)	Various, Denmark	Retail	Jun-22	42,635	Sale-leaseback	15	163,000
CentroMotion	Medina, OH	Industrial	Jun-22	28,913	Sale-leaseback	20	368,465
Turkey Hill, LLC (2 properties)	Searcy, AR and Conestoga, PA	Industrial	Jun-22	10,000	Renovation	25	N/A
Van Mossel Automotive (5 properties) (b) (d)	Various, Belgium	Retail	Jun-22	19,795	Sale-leaseback	17	125,755
Greenyard NV (b)	Bree, Belgium	Warehouse	Jun-22	96,697	Sale-leaseback	20	1,876,456
2Q22 Total				458,491		21	5,281,528

3Q22
Upfield Group B.V. (b)	Wageningen, Netherlands	Research and Development	Jul-22	25,390	Build-to-Suit	20	63,762
Eroski Sociedad Cooperativa (5 properties) (b)	Various, Spain	Retail	Jul-22	19,894	Sale-leaseback	15	109,179
Hearthside Food Solutions, LLC (18 properties)	Various, United States	Industrial; Warehouse	Jul-22	262,061	Sale-leaseback	20	3,432,354
COOP Danmark A/S (8 properties) (b)	Various, Denmark	Retail	Aug-22; Sep-22	29,644	Sale-leaseback	15	149,984
Ontex BVBA (b)	Radomsko, Poland	Industrial	Aug-22	22,914	Expansion	20	463,816
True Value Company, LLC	Westlake, OH	Warehouse	Aug-22	29,517	Sale-leaseback	20	392,400
Transcendia Holdings, Inc. (3 properties)	Hebron and Strongsville, OH; and Scarborough, Canada	Industrial; Warehouse	Aug-22	20,111	Sale-leaseback	20	389,693
Bowl New England, Inc. (2 properties)	Clifton Park, NY and West Des Moines, IA	Specialty	Aug-22	23,317	Sale-leaseback	20	87,642
CentroMotion (b)	Orzinuovi, Italy	Industrial	Aug-22	14,033	Sale-leaseback	20	155,355
3Q22 Total				446,881		20	5,244,185

Year-to-Date Total				1,195,114		21	12,513,971

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the nine months ended September 30, 2022.

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$27,888	$65,170	Q4 2023	$168,884	$261,887
Total				65,170

Year-to-Date Total Investment Volume				$1,260,284

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)We also committed to fund an additional $22.8 million for an expansion at this facility, which is expected to be completed in the third quarter of 2023.
(d)This investment is accounted for as a loan receivable within Net investments in direct financing leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the nine months ended September 30, 2022.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q22
Vacant	Flora, MS	$5,500	Jan-22	Warehouse	102,498
Barnes & Noble, Inc.	Braintree, MA	13,800	Feb-22	Retail	19,661
Pendragon PLC (3 properties) (a)	Ardrossan, Blackpool and Stourbridge, United Kingdom	3,234	Mar-22	Retail	36,199
Vacant	Anchorage, AK	4,075	Mar-22	Warehouse	40,512
1Q22 Total		26,609			198,870

2Q22
Pendragon PLC (2 properties) (a)	Livingston and Stoke-on-Trent, United Kingdom	3,275	Apr-22	Retail	29,678
Barrett Steel Limited (a)	Newbridge, United Kingdom	17,444	Apr-22	Warehouse	213,394
Plastic Technology Holdings, LLC	Baraboo, WI	18,650	Apr-22	Industrial	615,048
Vacant	Waterford Township, MI	3,690	Apr-22	Retail	103,018
Vacant (a)	Kotka, Finland	1,689	May-22	Warehouse	150,884
TNT Crust Parent, LLC (2 properties)	St. Charles, MO and Green Bay, WI	48,000	Jun-22	Industrial	176,993
2Q22 Total		92,748			1,289,015

3Q22
Vacant	Pittsburgh, PA	5,600	Aug-22	Industrial	146,103
Royal Vopak NV (a)	Rotterdam, Netherlands	44,855	Aug-22	Office	153,400
Vacant	Clinton, NJ	6,288	Sep-22	Office	292,000
3Q22 Total		56,743			591,503

Year-to-Date Total Dispositions		$176,100			2,079,388
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Joint Ventures
Dollars in thousands. As of September 30, 2022.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) Post-Merger (d)
Kesko Senukai (e)	Third party	70.00%	$97,277	$12,791	$68,093	$8,954
Total Unconsolidated Joint Ventures Post-Merger			97,277	12,791	68,093	8,954

Consolidated Joint Ventures Post-Merger (f)
Fentonir Trading & Investments Limited (e)	Third party	95.00%	53,711	7,275	50,972	6,904
COOP Ost SA (e)	Third party	90.00%	50,196	6,072	45,227	5,471
State of Iowa Board of Regents	Third party	90.00%	40,841	4,258	36,757	3,833
McCoy-Rockford, Inc.	Third party	90.00%	—	932	—	839
Total Consolidated Joint Ventures Post-Merger			144,748	18,537	132,956	17,047
Total Unconsolidated and Consolidated Joint Ventures Post-Merger			$242,025	$31,328	$201,049	$26,001
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $1.4 million as of September 30, 2022.
(c)Excludes unamortized discount, net totaling $1.2 million as of September 30, 2022.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of September 30, 2022, (ii) a 15.00% common equity interest in a jointly owned investment, the Harmon Retail Corner in Las Vegas, and (iii) a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.
(f)Excludes (i) a 97.00% controlling interest in a consolidated jointly owned investment for a student housing operating property in Swansea, United Kingdom, and (ii) a 90.00% controlling interest in a consolidated jointly owned investment for a student housing operating property in Austin, Texas.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Top Ten Tenants
Dollars in thousands. Pro rata. As of September 30, 2022.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	2.9%	1.6
State of Andalucía (a)	Government office properties in Spain	70	26,752	2.0%	12.2
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	25,047	1.9%	6.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	35	24,904	1.9%	14.4
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	22,957	1.7%	21.6
Marriott Corporation	Net lease hotel properties in the U.S.	18	21,350	1.6%	1.3
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	20,981	1.6%	21.0
OBI Group (a)	Do-it-yourself retail properties in Poland	26	20,192	1.5%	7.9
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	29	19,851	1.5%	10.3
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	19,465	1.4%	20.7
Total (b)		333	$240,250	18.0%	10.9
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Diversification by Property Type
In thousands, except percentages. Pro rata. As of September 30, 2022.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$285,296	21.4%	50,474	28.9%
Warehouse	207,760	15.6%	42,317	24.2%
Office	154,387	11.6%	10,396	5.9%
Retail (b)	46,234	3.5%	2,800	1.6%
Self Storage (net lease)	61,708	4.6%	5,810	3.3%
Other (c)	112,091	8.4%	5,756	3.3%
U.S. Total	867,476	65.1%	117,553	67.2%

International
Industrial	68,052	5.1%	11,040	6.3%
Warehouse	112,937	8.5%	20,375	11.6%
Office	85,723	6.4%	6,754	3.9%
Retail (b)	167,123	12.5%	17,484	10.0%
Self Storage (net lease)	—	—%	—	—%
Other (c)	32,430	2.4%	1,744	1.0%
International Total	466,265	34.9%	57,397	32.8%

Total
Industrial	353,348	26.5%	61,514	35.2%
Warehouse	320,697	24.1%	62,692	35.8%
Office	240,110	18.0%	17,150	9.8%
Retail (b)	213,357	16.0%	20,284	11.6%
Self Storage (net lease)	61,708	4.6%	5,810	3.3%
Other (c)	144,521	10.8%	7,500	4.3%
Total (d)	$1,333,741	100.0%	174,950	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land and parking.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of September 30, 2022.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$262,384	19.7%	35,734	20.4%
Consumer Services	109,943	8.3%	8,067	4.6%
Beverage and Food	104,493	7.8%	15,759	9.0%
Automotive	79,628	6.0%	13,038	7.4%
Grocery	72,984	5.5%	8,363	4.8%
Cargo Transportation	60,119	4.5%	9,550	5.5%
Hotel and Leisure	55,498	4.2%	3,060	1.7%
Healthcare and Pharmaceuticals	55,036	4.1%	5,557	3.2%
Capital Equipment	52,520	3.9%	8,255	4.7%
Business Services	48,089	3.6%	4,113	2.3%
Containers, Packaging, and Glass	46,286	3.5%	8,266	4.7%
Construction and Building	46,021	3.5%	9,235	5.3%
Durable Consumer Goods	45,725	3.4%	10,299	5.9%
Sovereign and Public Finance	39,257	2.9%	3,560	2.0%
High Tech Industries	35,043	2.6%	3,574	2.0%
Insurance	30,726	2.3%	2,024	1.2%
Chemicals, Plastics, and Rubber	29,898	2.2%	5,254	3.0%
Non-Durable Consumer Goods	26,085	2.0%	6,244	3.6%
Banking	22,821	1.7%	1,426	0.8%
Metals	18,281	1.4%	3,259	1.9%
Aerospace and Defense	16,304	1.2%	1,358	0.8%
Telecommunications	16,214	1.2%	1,686	1.0%
Other (b)	60,386	4.5%	7,269	4.2%
Total (c)	$1,333,741	100.0%	174,950	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: media: broadcasting and subscription, media: advertising, printing, and publishing, wholesale, oil and gas, utilities: electric, environmental industries, consumer transportation, forest products and paper, electricity and real estate. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Third Quarter 2022

Diversification by Geography
In thousands, except percentages. Pro rata. As of September 30, 2022.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$114,960	8.6%	12,656	7.2%
Florida	54,001	4.0%	4,544	2.6%
Georgia	28,342	2.1%	4,721	2.7%
Tennessee	25,243	1.9%	4,136	2.4%
Alabama	19,882	1.5%	3,334	1.9%
Other (b)	14,377	1.1%	2,237	1.3%
Total South	256,805	19.2%	31,628	18.1%
Midwest
Illinois	73,872	5.5%	10,738	6.1%
Minnesota	34,766	2.6%	3,686	2.1%
Indiana	29,197	2.2%	5,222	3.0%
Ohio	28,596	2.1%	6,181	3.5%
Michigan	22,287	1.7%	3,652	2.1%
Wisconsin	18,056	1.4%	3,276	1.9%
Iowa	13,450	1.0%	1,817	1.0%
Other (b)	29,446	2.2%	4,543	2.6%
Total Midwest	249,670	18.7%	39,115	22.3%
East
North Carolina	36,634	2.7%	8,098	4.6%
Pennsylvania	31,978	2.4%	3,527	2.0%
New York	19,306	1.4%	2,257	1.3%
Kentucky	18,578	1.4%	3,063	1.8%
South Carolina	18,462	1.4%	4,949	2.8%
Massachusetts	18,129	1.4%	1,387	0.8%
New Jersey	15,735	1.2%	943	0.5%
Virginia	14,580	1.1%	1,854	1.1%
Other (b)	24,841	1.9%	3,884	2.2%
Total East	198,243	14.9%	29,962	17.1%
West
California	67,528	5.1%	6,417	3.7%
Arizona	30,471	2.3%	3,437	2.0%
Other (b)	64,759	4.9%	6,994	4.0%
Total West	162,758	12.3%	16,848	9.7%
U.S. Total	867,476	65.1%	117,553	67.2%
International
Germany	64,247	4.8%	7,020	4.0%
Spain	58,290	4.4%	5,187	3.0%
Poland	57,874	4.3%	8,631	4.9%
The Netherlands	51,318	3.8%	7,054	4.0%
United Kingdom	46,967	3.5%	4,804	2.8%
Italy	24,570	1.8%	2,541	1.5%
Denmark	20,748	1.6%	2,994	1.7%
France	18,205	1.4%	1,685	1.0%
Norway	18,033	1.4%	953	0.5%
Croatia	17,787	1.3%	2,063	1.2%
Canada	15,950	1.2%	2,492	1.4%
Other (c)	72,276	5.4%	11,973	6.8%
International Total	466,265	34.9%	57,397	32.8%
Total (d)	$1,333,741	100.0%	174,950	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, South Dakota and North Dakota. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Utah, Oregon, Colorado, Washington, Nevada, Hawaii, Idaho, New Mexico, Wyoming and Montana.
(c)Includes assets in Mexico, Lithuania, Finland, Belgium, Hungary, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Japan, Latvia and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of September 30, 2022.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$490,098	36.8%	56,497	32.3%
Capped CPI	245,877	18.4%	36,299	20.7%
CPI-linked	735,975	55.2%	92,796	53.0%
Fixed	539,319	40.4%	76,384	43.7%
Other (a)	48,769	3.7%	3,373	1.9%
None	9,678	0.7%	517	0.3%
Vacant	—	—%	1,880	1.1%
Total (b)	$1,333,741	100.0%	174,950	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from September 30, 2021 to September 30, 2022. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. Excludes leases for properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2022.

	ABR
	As of
	Sep. 30, 2022	Sep. 30, 2021	Increase	% Increase
Property Type
Industrial	$276,684	$266,279	$10,405	3.9%
Warehouse	263,238	255,618	7,620	3.0%
Office	191,423	187,259	4,164	2.2%
Retail (a)	184,347	177,756	6,591	3.7%
Self Storage (net lease)	61,708	59,438	2,270	3.8%
Other (b)	108,117	103,960	4,157	4.0%
Total	$1,085,517	$1,050,310	$35,207	3.4%

Rent Adjustment Measure
Uncapped CPI	$428,038	$408,485	$19,553	4.8%
Capped CPI	209,095	203,125	5,970	2.9%
CPI-linked	637,133	611,610	25,523	4.2%
Fixed	390,477	383,062	7,415	1.9%
Other (c)	48,769	46,500	2,269	4.9%
None	9,138	9,138	—	—%
Total	$1,085,517	$1,050,310	$35,207	3.4%

Geography
U.S.	$707,799	$686,094	$21,705	3.2%
Europe	355,552	342,838	12,714	3.7%
Other International (d)	22,166	21,378	788	3.7%
Total	$1,085,517	$1,050,310	$35,207	3.4%

Same Store Portfolio Summary
Number of properties	1,176
Square footage (in thousands)	136,935

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended September 30, 2021 through September 30, 2022 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. Excludes properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended September 30, 2022. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Increase	% Increase
Property Type
Industrial	$71,444	$69,480	$1,964	2.8%
Warehouse	66,793	65,113	1,680	2.6%
Office	53,442	54,116	(674)	(1.2)%
Retail (a)	48,657	47,672	985	2.1%
Self Storage (net lease)	15,401	14,834	567	3.8%
Other (b)	28,296	28,635	(339)	(1.2)%
Total	$284,033	$279,850	$4,183	1.5%

Rent Adjustment Measure
Uncapped CPI	$112,882	$110,274	$2,608	2.4%
Capped CPI	55,696	55,218	478	0.9%
CPI-linked	168,578	165,492	3,086	1.9%
Fixed	101,314	100,787	527	0.5%
Other (c)	12,005	11,436	569	5.0%
None	2,136	2,135	1	—%
Total	$284,033	$279,850	$4,183	1.5%

Geography
U.S.	$183,368	$182,241	$1,127	0.6%
Europe	94,532	91,660	2,872	3.1%
Other International (d)	6,133	5,949	184	3.1%
Total	$284,033	$279,850	$4,183	1.5%

Same Store Portfolio Summary
Number of properties	1,217
Square footage (in thousands)	143,144

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$331,902	$298,616
Income from direct financing leases and loans receivable	20,637	16,754
Less: Reimbursable tenant costs – as reported	(18,874)	(15,092)
Less: Income from secured loans receivable	(4,164)	(1,175)
	329,501	299,103

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,425	6,556
Less: Pro rata share of adjustments for noncontrolling interests	(215)	(22)
	5,210	6,534

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,326)	(10,823)
Add: Above- and below-market rent intangible lease amortization	11,186	12,004
Less: Adjustments for pro rata ownership	(1,134)	19
	(4,274)	1,200

Adjustment to normalize for (i) properties not continuously owned since July 1, 2021 and (ii) constant currency presentation for prior year quarter (e)	(46,404)	(26,987)

Same Store Pro Rata Rental Income	$284,033	$279,850
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land and parking.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended September 30, 2021 through September 30, 2022. In addition, for the three months ended September 30, 2021, an adjustment is made to reflect average exchange rates for the three months ended September 30, 2022 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Leasing Activity
For the three months ended September 30, 2022, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	281,087	1	$1,055	$1,055	100.0%	$—	$—	3.9 years
Warehouse	372,236	1	1,506	1,393	92.5%	1,375	—	12.0 years
Office	354,888	1	4,300	4,560	106.1%	17,903	2,120	12.2 years
Retail	474,675	7	4,464	5,255	117.7%	—	—	9.2 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	1,482,886	10	$11,325	$12,263	108.3%	$19,278	$2,120	10.1 years

Q3 Summary
Prior Lease ABR (% of Total Portfolio)			0.8%

_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of September 30, 2022.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2022	13	12	$7,642	0.6%	717	0.4%
2023 (b)	33	28	57,787	4.3%	6,939	4.0%
2024 (c)	42	36	91,852	6.9%	12,413	7.1%
2025	56	34	61,672	4.6%	7,325	4.2%
2026	44	34	57,810	4.3%	8,185	4.7%
2027	58	34	82,040	6.2%	8,986	5.1%
2028	44	26	65,870	4.9%	5,423	3.1%
2029	57	29	65,545	4.9%	8,341	4.8%
2030	31	27	69,011	5.2%	5,844	3.3%
2031	37	21	68,117	5.1%	8,749	5.0%
2032	40	21	41,216	3.1%	5,715	3.3%
2033	30	24	76,780	5.8%	10,907	6.2%
2034	49	18	77,608	5.8%	8,639	4.9%
2035	14	14	28,332	2.1%	4,957	2.8%
Thereafter (>2035)	303	122	482,459	36.2%	69,930	40.0%
Vacant	—	—	—	—%	1,880	1.1%
Total (d)	851		$1,333,741	100.0%	174,950	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $16.1 million from a tenant (Marriott Corporation) with a lease expiration in January 2023.
(c)Includes ABR of $38.8 million from a tenant (U-Haul Moving Partners, Inc. and Mercury Partners, LP) that holds an option to repurchase the 78 properties it is leasing in April 2024. There can be no assurance that such repurchase will be completed.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Third Quarter 2022

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of September 30, 2022.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,954	1,851	29.7%	95.0%
Texas	12	6,883	843	13.5%	89.8%
California	10	6,603	859	13.8%	87.0%
Illinois	10	4,797	665	10.7%	91.1%
South Carolina	6	3,707	412	6.6%	95.4%
Georgia	5	2,052	250	4.0%	93.8%
North Carolina	4	2,829	322	5.2%	95.0%
Nevada	3	2,420	243	3.9%	92.8%
Delaware	3	1,678	241	3.9%	97.7%
Hawaii	2	956	95	1.5%	93.4%
Washington, DC	1	880	67	1.1%	95.5%
New York	1	792	61	1.0%	81.0%
Kentucky	1	765	121	1.9%	93.3%
Louisiana	1	541	59	1.0%	81.9%
Massachusetts	1	482	58	0.9%	96.2%
Oregon	1	442	40	0.6%	91.8%
Missouri	1	332	41	0.7%	22.7%
Total (a)	84	52,113	6,228	100.0%	91.9%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Appendix
Third Quarter 2022

Investing for the long runTM | 39

W. P. Carey Inc.
Appendix – Third Quarter 2022

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Sep. 30, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$331,902
Income from direct financing leases and loans receivable	20,637
Less: Income from secured loans receivable	(4,164)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	18,874
Non-reimbursable property expenses – as reported	11,244
318,257

Plus: NOI from Operating Properties
Self-storage revenues	16,604
Self-storage expenses	(5,727)
10,877

Hotel revenues	3,689
Hotel expenses	(2,937)
752

Student housing and other revenues	1,057
Student housing and other expenses	(693)
364

330,250

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	5,678
Less: Pro rata share of NOI attributable to noncontrolling interests	(294)
5,384

335,634

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,326)
Add: Above- and below-market rent intangible lease amortization	11,186
Add: Other non-cash items	387
(2,753)

Pro Rata Cash NOI (b)	332,881

Adjustment to normalize for intra-period CPA:18 Merger (closed August 1, 2022) (c)	11,204
Adjustment to normalize for intra-period acquisition volume and dispositions (d)	985

Normalized Pro Rata Cash NOI (b)	$345,070

Investing for the long runTM | 40

W. P. Carey Inc.
Appendix – Third Quarter 2022

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Sep. 30, 2022
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$111,375
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	217,133
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,244)
Less: Operating property expenses – as reported	(9,357)
196,532

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(8,192)
Less: Reimbursable property expenses – as reported	(18,874)
Add: Other income and (expenses)	50,602
Add: Provision for income taxes	3,631
27,167

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(14,326)
Adjustment to normalize for intra-period CPA:18 Merger (closed August 1, 2022) (c)	11,204
Add: Above- and below-market rent intangible lease amortization	11,186
Add: Adjustments for pro rata ownership	4,752
Less: Income from secured loans receivable	(4,164)
Adjustment to normalize for intra-period acquisition volume and dispositions (d)	985
Add: Property expenses, excluding reimbursable tenant costs, non-cash	359
9,996

Normalized Pro Rata Cash NOI (b)	$345,070
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(c)The adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI to reflect ownership for the full quarter.
(d)For properties acquired and capital investments and commitments completed during the three months ended September 30, 2022, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended September 30, 2022, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net income	$104,268	$127,718	$156,993	$99,612	$138,586

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	132,181	115,080	115,393	135,662	115,657
Interest expense	59,022	46,417	46,053	47,208	48,731
Gain on change in control of interests (b)	(33,931)	—	—	—	—
Impairment charges — Investment Management goodwill (c)	29,334	—	—	—	—
Merger and other expenses (d)	17,667	1,984	(2,322)	(563)	(908)
Other (gains) and losses (e)	15,020	21,746	(35,745)	28,461	(49,219)
Straight-line and other leasing and financing adjustments (f) (g)	(14,326)	(14,492)	(10,847)	(53,380)	(10,823)
Above- and below-market rent intangible lease amortization	11,186	10,548	11,004	15,082	12,004
Provision for income taxes	8,263	6,252	7,083	5,052	8,347
Stock-based compensation expense	5,511	9,758	7,833	6,091	4,361
Loss (gain) on sale of real estate, net	4,736	(31,119)	(11,248)	(9,511)	(1,702)
Other amortization and non-cash charges	349	353	379	385	386
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
	235,012	172,733	147,762	182,432	143,135

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (h)	2,124	4,329	9,426	16,136	5,144
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(308)	(23)	(23)	(23)	(23)
	1,816	4,306	9,403	16,113	5,121
Equity Method Investment in WLT: (i)
Add: Loss from equity method investment in WLT	—	—	—	926	1,376
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	—	926	1,376
Equity Method Investments in the Managed Programs: (j)
Less: Income from equity method investments in the Managed Programs	(1,512)	(59)	(2,972)	(50)	(1,667)
Add: Distributions received from equity method investments in the Managed Programs	535	535	520	2,142	477
	(977)	476	(2,452)	2,092	(1,190)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (k)	7,456	—	—	—	—
Adjusted EBITDA (l)	$347,575	$305,233	$311,706	$301,175	$287,028
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(e)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(g)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

(h)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(i)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets.
(j)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(k)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(l)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net income from Real Estate	$110,715	$123,268	$146,856	$94,684	$130,897

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	132,181	115,080	115,393	135,662	115,657
Interest expense	59,022	46,417	46,053	47,208	48,731
Merger and other expenses (b)	17,667	1,984	(2,325)	(599)	(908)
Straight-line and other leasing and financing adjustments (c) (d)	(14,326)	(14,492)	(10,847)	(53,380)	(10,823)
Other (gains) and losses (e)	13,960	20,155	(34,418)	27,131	(48,172)
Gain on change in control of interests (f)	(11,405)	—	—	—	—
Above- and below-market rent intangible lease amortization	11,186	10,548	11,004	15,082	12,004
Stock-based compensation expense	5,511	9,758	7,833	6,091	4,361
Loss (gain) on sale of real estate, net	4,736	(31,119)	(11,248)	(9,511)	(1,702)
Provision for income taxes	3,631	5,955	6,913	5,331	7,827
Other amortization and non-cash charges	349	353	379	385	386
Impairment charges — real estate	—	6,206	20,179	7,945	16,301
	222,512	170,845	148,916	181,345	143,662

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (g)	2,124	4,329	9,426	16,136	5,144
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(308)	(23)	(23)	(23)	(23)
	1,816	4,306	9,403	16,113	5,121
Equity Method Investment in WLT: (h)
Add: Loss from equity method investment in WLT	—	—	—	926	1,376
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	—	926	1,376
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (i)	11,892	—	—	—	—
Adjusted EBITDA – Real Estate (j)	$346,935	$298,419	$305,175	$293,068	$281,056
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(g)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(h)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets.
(i)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.
(j)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net (loss) income from Investment Management	$(6,447)	$4,450	$10,137	$4,928	$7,689

Adjustments to Derive Adjusted EBITDA (a)
Impairment charges — Investment Management goodwill (b)	29,334	—	—	—	—
Gain on change in control of interests (c)	(22,526)	—	—	—	—
Provision for (benefit from) income taxes	4,632	297	170	(279)	520
Other (gains) and losses (d)	1,060	1,591	(1,327)	1,330	(1,047)
Merger and other expenses	—	—	3	36	—
	12,500	1,888	(1,154)	1,087	(527)

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (e)
Less: Income from equity method investments in the Managed Programs	(1,512)	(59)	(2,972)	(50)	(1,667)
Add: Distributions received from equity method investments in the Managed Programs	535	535	520	2,142	477
	(977)	476	(2,452)	2,092	(1,190)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	(4,436)	—	—	—	—
Adjusted EBITDA – Investment Management (g)	$640	$6,814	$6,531	$8,107	$5,972
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(d)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(f)The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Third Quarter 2022

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of September 30, 2022 is equal to $190.3 million, comprised of interest expense calculated in accordance with GAAP ($198.7 million), plus capitalized interest ($2.0 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($14.7 million), adjusted for pro rata ownership ($4.3 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30, 2022. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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